As filed with the Securities and Exchange Commission on February 24, 2012

                                                     Registration No. 333-178883
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM S-1/A
                                 AMENDMENT NO. 2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ALMAH, INC.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                      5531
            (Primary Standard Industrial Classification Code Number)

                                   46-0524102
                        (IRS Employer Identification No.)

               Pembroke House, 28-32 Pembroke St Upper, Dublin 2,
                         Ireland Telephone 353-871536401
   (Address and telephone number of registrant's principal executive offices)

                              Joey Power, President
      Almah, Inc.Pembroke House, 28-32 Pembroke St Upper, Dublin 2, Ireland
                             Telephone 353-871536401

           Val-U-Corp Services, Inc.1802 North Carson Street Suite 108
                            Carson City, Nevada 89701
                          Telephone: 775-887-8853 (US)
            (Name, address and telephone number of agent for service)

                        Copies of all communications to:

                             Kristen A. Baracy, Esq.
                             Carol S. McMahan, Esq.
                             Synergy Law Group, LLC
                       730 West Randolph Street, 6th Floor
                                Chicago, IL 60661
                                  312-454-0015
                                Fax 312-454-0261

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer [ ]                        Accelerated Filer [ ]

Non-accelerated filer [ ]                          Smaller reporting company [X]

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of Each                          Proposed       Proposed
  Class of                             Maximum         Maximum
 Securities                            Offering       Aggregate       Amount of
   to be           Amount to be       Price Per       Offering      Registration
 Registered         Registered         Share (1)        Price          Fee (2)
--------------------------------------------------------------------------------
Common Stock        4,000,000           $0.01         $40,000          $4.59
================================================================================
(1) This is an initial offering and no current trading market exists for our common stock. The price paid for the currently issued and outstanding common stock was valued at $.005 per share.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

There is no current market for the securities. Although the registrant's common stock has a par value of $0.001, the registrant has valued the common stock in good faith and for the purposes of the registration fee, based on $0.01 per share. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.
================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS                     SUBJECT TO COMPLETION, DATED __, 2012

                                   PROSPECTUS
                                   ALMAH, INC.
                        4,000,000 SHARES OF COMMON STOCK
                                 $0.01 PER SHARE
                                   NO MINIMUM
                    ----------------------------------------

This is the initial offering of Common Stock of Almah, Inc. (the "Company") and no public market exists for the securities being offered. Almah, Inc. is offering for sale a total of 4,000,000 shares of its Common Stock on a "self-underwritten", best efforts basis. The shares will be offered at a fixed price of $0.01 per share for a period not to exceed 180 days from the date of this prospectus, unless extended by our Board of Directors for an additional 90 days. There is no minimum number of shares required to be purchased. This offering is on a best efforts basis, meaning that the Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered. The Company has made no arrangements to place subscription funds in an escrow, trust or similar account which means that funds from the sale of the shares will be immediately available to the Company for use in its business plan. See "Use of Proceeds" and "Plan of Distribution".

Almah, Inc. is a development stage, start-up company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 5.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or passed upon the accuracy or adequacy of the disclosures in the prospectus. Any representation to the contrary is a criminal offense.

              Offering Total
                  Price           Amount of      Underwriting     Proceeds
                Per Share         Offering       Commissions       to Us
                ---------         --------       -----------       -----
Common Stock      $0.01            $40,000           $0           $40,000

SUBSCRIPTION INFORMATION
Subscribers purchasing the shares should make checks payable to Almah, Inc. Subscribers should also complete a Subscription Agreement, the form of which is attached as Appendix 10.1 to this prospectus. Additional copies of the Subscription Agreement may be obtained by writing or calling the Company at its office: Telephone 353-871536401

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

SUMMARY OF PROSPECTUS                                                         3
RISK FACTORS                                                                  5
FORWARD LOOKING STATEMENTS                                                   12
USE OF PROCEEDS                                                              14
DETERMINATION OF OFFERING PRICE                                              15
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES                                15
PLAN OF DISTRIBUTION                                                         16
DESCRIPTION OF SECURITIES                                                    18
INTEREST OF NAMED EXPERTS AND COUNSEL                                        19
DESCRIPTION OF OUR BUSINESS                                                  19
DESCRIPTION OF PROPERTY                                                      23
LEGAL PROCEEDINGS                                                            23
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                     23
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION                    25
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS AND FINANCIAL DISCLOSURE       29
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS                 29
EXECUTIVE COMPENSATION                                                       30
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT               32
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS     32
INDEMNIFICATION                                                              33
AVAILABLE INFORMATION                                                        33
FINANCIAL STATEMENTS                                                         33

                                   ALMAH, INC.
           Pembroke House, 28-32 Pembroke St Upper, Dublin 2, Ireland

                              SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we," "us," "our," the "Company" and "Almah" refer to Almah, Inc.

GENERAL INFORMATION ABOUT OUR COMPANY

Almah, Inc. was incorporated in the State of Nevada on September 16, 2009. The Company intends to distribute automobile spare parts online at the Company web site (www.almahautoparts.com). The website is currently under development. The content of our website is not part of this Prospectus.


We are a development stage company and have not yet launched operations or generated any revenues. The Company currently has no plans to merge with another company; we plan to implement our business plan as set forth in the Registration Statement. Our limited start-up operations have consisted of the formation of our Company, development of our business plan and identification of our target market. We have procured our domain name, and our website is currently under development. Per our business plan we anticipate sales to begin within three months of the completion of the financing supplied by this offering. Currently our President devotes approximately 20 hours a week to the business of the Company. We will require the funds from this offering in order to implement our business plan as discussed in the "Plan of Operation" section of this prospectus.


The administrative office of the Company is currently located at the premises of our President, Joey Power, which he provides to us on a rent free basis at Pembroke House, 28-32 Pembroke St Upper, Dublin 2, Ireland. We plan to use these offices until we require larger space. Our fiscal year end is September 30th.

Our auditors have issued a going concern opinion because of the Company's recurring losses, negative working capital, stockholder's deficit and the absence of revenue-generating operations. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. As such we may have to cease operations and you could lose your entire investment.

THE OFFERING

Following is a brief summary of this offering. Please see the "Plan of Distribution" section for a more detailed description of the terms of the offering.

Securities Being Offered:     4,000,000 shares of common stock, par value $.001,
                              on a best-efforts basis

Offering Price per Share:     $0.01

Offering Period:              The shares are being  offered  for a period not to
                              exceed 180 days, unless extended by our Board of Directors for an additional 90 days

Net Proceeds to Our Company:  $40,000, if all the shares are sold

Use of Proceeds:              We  intend to use the  proceeds  to  commence  our
                              business operations.

Number of Shares Outstanding
Before the Offering:          4,000,000

Number of Shares Outstanding
After the Offering:           8,000,000, if all the shares are sold

Joey Power, our sole officer and director, does not intend to purchase any shares in this offering.

SELECTED FINANCIAL DATA

The following financial information summarizes the more complete historical financial information at the end of this prospectus. Total Expenses are composed of website design and banking costs.

                                                        As of December 31, 2011
                                                        -----------------------
     BALANCE SHEET
     Total Assets                                               $14,156
     Total Liabilities                                          $    61
     Stockholder's Equity                                       $14,095

                                                                Period from
                                                            September 16, 2009
                                                          (date of inception) to
                                                            December 31, 2011
                                                            -----------------
     INCOME STATEMENT
     Revenue                                                    $     0
     Total Expenses                                             $ 5,905
     Net Loss                                                   $(5,905)

                                  RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:

BECAUSE OUR AUDITORS HAVE ISSUED A GOING CONCERN OPINION, THERE IS A SUBSTANTIAL UNCERTAINTY THAT WE WILL CONTINUE OPERATIONS IN WHICH CASE YOU COULD LOSE YOUR INVESTMENT.

Our auditors have issued a going concern opinion because of the Company's recurring losses, negative working capital, stockholder's deficit and the absence of revenue-generating operations. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your entire investment.

JOEY POWER, THE SOLE OFFICER AND DIRECTOR OF THE COMPANY, CURRENTLY DEVOTES APPROXIMATELY 20 HOURS PER WEEK TO COMPANY MATTERS. HE DOES NOT HAVE ANY PUBLIC COMPANY EXPERIENCE AND IS INVOLVED IN OTHER BUSINESS ACTIVITIES. THE COMPANY'S NEEDS COULD EXCEED THE AMOUNT OF TIME OR LEVEL OF EXPERIENCE HE MAY HAVE. THIS COULD RESULT IN HIS INABILITY TO PROPERLY MANAGE COMPANY AFFAIRS, RESULTING IN OUR REMAINING A START-UP COMPANY WITH NO REVENUES OR PROFITS.

Our business plan does not provide for the hiring of any additional employees until sales will support the expense. Until that time the responsibility of developing the Company's business, the offering and selling of the shares through this prospectus and fulfilling the reporting requirements of a public company all fall upon Mr. Power. While his business experience includes management and marketing, particularly in the automotive industry, he does not have experience in a public company setting, including serving as a principal accounting officer or principal financial officer. We have not formulated a plan to resolve any possible conflict of interest with his other business activities. In the event he is unable to fulfill any aspect of his duties to the Company we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of our business.

SINCE WE ARE A DEVELOPMENT STAGE COMPANY, HAVE GENERATED NO REVENUES AND LACK AN OPERATING HISTORY, AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

Our Company was incorporated in September 2009; we have not yet commenced our business operations; and we have generated no revenue. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

WE DO NOT YET HAVE ANY SUBSTANTIAL ASSETS OR OPERATIONS AND ARE TOTALLY DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO FUND OUR BUSINESS. IF WE DO NOT SELL THE SHARES IN THIS OFFERING, WE WILL HAVE TO SEEK ALTERNATIVE FINANCING OR RAISE ADDITIONAL CAPITAL TO COMPLETE OUR BUSINESS PLANS OR ABANDON THEM.

The only cash currently available is the cash paid by our founder for the acquisition of his shares. In the event we do not sell all of the shares, there can be no assurance that we would be able to raise the additional funding needed to implement our business plans. If we sell only a portion of the shares, the implementation of our business plan will be significantly delayed until we obtain other sources of funding. We have no plans in place to raise additional funds.

WE CANNOT PREDICT WHEN OR IF WE WILL PRODUCE REVENUES WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

We have not yet generated any revenues from operations. In order for us to continue with our plans and open our business, we must raise capital to do so through this offering. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

COMMENCEMENT   AND  DEVELOPMENT  OF  OPERATIONS  WILL  DEPEND  ON  THE  PUBLIC'S
ACCEPTANCE OF OUR PROPOSED ONLINE AUTOMOTIVE PARTS BUSINESS. IF THE PUBLIC DOESN'T FIND OUR PRODUCTS DESIRABLE AND SUITABLE FOR PURCHASE AND WE CANNOT ESTABLISH A CUSTOMER BASE, WE MAY NOT BE ABLE TO GENERATE ANY REVENUES, WHICH WOULD RESULT IN A FAILURE OF OUR BUSINESS AND A LOSS OF ANY INVESTMENT YOU MAKE IN OUR SHARES.

The ability to find and ship automotive parts that consumers find desirable and willing to purchase is critically important to our success. We cannot be certain that the products that we will be offering will be appealing to the public and as a result there may not be any demand for these products and our sales could be limited and we may never realize any revenues. In addition, there are no assurances that if we alter or change the products we offer in the future that the public's demand for these new products will develop and this could adversely affect our business and any possible revenues.

IF DEMAND FOR THE PRODUCTS WE PLAN TO OFFER SLOWS, THEN OUR BUSINESS WOULD BE MATERIALLY AFFECTED.

Demand for products which we intend to sell depends on many factors, including:

     * the number of vehicles in current service, including those that are seven years old and older. These vehicles are generally no longer under the original vehicle manufacturers' warranties and tend to need more maintenance and repair than newer vehicles.
     * rising energy prices. Increases in energy prices may cause our customers to defer purchases of certain of our products as they are required to use a higher percentage of their income to pay for gasoline and other energy costs.
     * the economy. In periods of rapidly declining economic conditions, customers may defer vehicle maintenance or repair. Additionally, such conditions may affect our customers' ability to obtain credit. During periods of expansionary economic conditions, more customers may pay others to repair and maintain their cars instead of working on their own vehicles or they may purchase new vehicles.
     * the weather. Mild weather conditions may lower the failure rates of automotive parts, while wet conditions may cause our customers to defer maintenance and repair on their vehicles. Extremely hot or cold conditions may enhance demand for our products due to increased failure rates of our customers' automotive parts.
     * technological advances. Advances in automotive technology and parts design could result in cars needing maintenance less frequently and parts lasting longer.

For the long term, demand for the products we plan to offer may be affected by:

     * the number of miles vehicles are driven annually. Higher vehicle mileage increases the need for maintenance and repair. Mileage levels may be affected by gas prices, the economy and other factors.
     * the quality of the vehicles manufactured by the original vehicle manufacturers and the length of the warranties or maintenance offered on new vehicles; and
     * restrictions on access to diagnostic tools and repair information imposed by the original vehicle manufacturers or by governmental regulation.

All of these factors could result in immediate and longer term declines in the demand for the products we plan to offer, which could adversely affect our sales, cash flows and overall financial condition.

THE LOSS OF THE SERVICES OF JOEY POWER COULD SEVERELY IMPACT OUR BUSINESS OPERATIONS AND FUTURE DEVELOPMENT, WHICH COULD RESULT IN A LOSS OF REVENUES AND YOUR ABILITY TO EVER SELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

Our performance is substantially dependent upon the professional expertise of our President, Joey Power. Mr. Power has extensive expertise in the automotive industry and we are dependent on his abilities to develop our business. If he were unable to perform his duties, this could have an adverse effect on our business operations, financial condition and operating results if we are unable to replace him with another individual qualified to develop and market our business. The loss of his services could result in a loss of revenues, which could result in a reduction of the value of any shares you purchase in this offering.

THE AUTOMOTIVE PARTS INDUSTRY IS HIGHLY COMPETITIVE.

We expect to compete against a number of large well-established companies with greater name recognition, a more comprehensive offering of products, and with substantially larger resources than ours; including financial and marketing. In addition to these large competitors there are numerous smaller operations that have developed and are marketing automotive products. There can be no assurance that we can compete successfully in this complex and changing market. If we cannot successfully compete in this highly competitive industry, we may never be able to generate revenues or become profitable. As a result, you may never be able to liquidate or sell any shares you purchase in this offering.

WE MAY NOT BE ABLE TO SUCCESSFULLY IMPLEMENT OUR BUSINESS STRATEGY, WHICH COULD ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND CASH FLOWS.

Successful implementation of our business strategy depends on factors specific to the retail automotive parts industry and numerous other factors that may be beyond our control. Adverse changes in the following factors could undermine our business strategy and have a material adverse affect on our business, financial condition, results of operations and cash flow:

     * The competive environment in the automotive aftermarket parts and accessories retail sector that may force us to reduce prices below our desired pricing level or increase promotional spending;
     * Our ability to anticipate changes in consumer preferences and to meet customers' needs for automotive products (particularly parts availability) in a timely manner; and
     *    Our ability to establish, maintain and eventually grow market share.

For parts that are manufactured globally, geopolitical changes, changes in trade regulations, currency fluctuations, shipping-related issues, natural disasters, pandemics and other factors beyond our control may increase the cost of items we purchase, create shortages or render product delivery difficult which could have a material adverse effect on our sales and profitability.

THERE ARE NO SUBSTANTIAL BARRIERS TO ENTRY INTO THE INDUSTRY AND BECAUSE WE DO NOT CURRENTLY HAVE ANY COPYRIGHT PROTECTION FOR THE PRODUCTS WE INTEND TO SELL, THERE IS NO GUARANTEE SOMEONE ELSE WILL NOT DUPLICATE OUR IDEAS AND BRING THEM TO MARKET BEFORE WE DO, WHICH COULD SEVERELY LIMIT OUR PROPOSED SALES AND REVENUES.

Since we have no copyright protection, unauthorized persons may attempt to copy aspects of our business, including our web site design or functionality, products or marketing materials. Any encroachment upon our corporate information, including the unauthorized use of our brand name, the use of a similar name by a competing company or a lawsuit initiated against us for infringement upon another company's proprietary information or improper use of their copyright, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on our business. Litigation or proceedings before the U.S. or International Patent and Trademark Offices may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets and domain name and/or to determine the validity and scope of the proprietary rights of others. Any such infringement, litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business operations and/or results of operations.

AS WE WILL INTEND TO BE CONDUCTING INTERNATIONAL BUSINESS TRANSACTIONS, WE WILL BE EXPOSED TO LOCAL BUSINESS RISKS IN DIFFERENT COUNTRIES, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL CONDITION OR RESULTS OF OPERATIONS.

We intend to sell our products internationally, and we expect to have customers located in several countries. Our international operations will be subject to risks inherent in doing business in foreign countries, including, but not necessarily limited to:

     *    new  and  different   legal  and  regulatory   requirements  in  local
          jurisdictions;
     * potentially adverse tax consequences, including imposition or increase of taxes on transactions or withholding and other taxes on remittances and other payments by subsidiaries;
     *    risk of nationalization of private enterprises by foreign governments;
     * legal restrictions on doing business in or with certain nations, certain parties and/or certain products; and
     * local economic, political and social conditions, including the possibility of hyperinflationary conditions and political instability.

We may not be successful in developing and implementing policies and strategies to address the foregoing factors in a timely and effective manner in the locations where we will do business. Consequently, the occurrence of one or more of the foregoing factors could have a material adverse effect on our operations and upon our financial condition and results of operations.

Since our services will be available over the Internet in foreign countries and we will have customers residing in foreign countries, foreign jurisdictions may require us to qualify to do business in their country. We will be required to comply with certain laws and regulations of each country in which we conduct business, including laws and regulations currently in place or which may be enacted related to Internet services available to the residents of each country from online sites located elsewhere.

OUR OPERATIONS IN DEVELOPING MARKETS COULD EXPOSE US TO POLITICAL, ECONOMIC AND REGULATORY RISKS THAT ARE GREATER THAN THOSE WE MAY FACE IN ESTABLISHED MARKETS. FURTHER, OUR INTERNATIONAL OPERATIONS MAY REQUIRE US TO COMPLY WITH ADDITIONAL UNITED STATES AND INTERNATIONAL REGULATIONS.

For example, we must comply with the Foreign Corrupt Practices Act, or "FCPA," which prohibits companies or their agents and employees from providing anything of value to a foreign official or agent thereof for the purposes of influencing any act or decision of these individuals in their official capacity to help obtain or retain business, direct business to any person or corporate entity or obtain any unfair advantage. We may operate in some nations that have experienced significant levels of governmental corruption. Our employees, agents and contractors, including companies to which we outsource business operations, may take actions in violation of our policies and legal requirements. Such violations, even if prohibited by our policies and procedures, could have an adverse effect on our business and reputation. Any failure by us to ensure that our employees and agents comply with the FCPA and applicable laws and regulations in foreign jurisdictions could result in substantial civil and criminal penalties or restrictions on our ability to conduct business in certain foreign jurisdictions, and our results of operations and financial condition could be materially and adversely affected.

In addition, our ability to attract and retain customers may be adversely affected if the reputations of the online automotive parts sales industry as a whole or particular online sites are damaged. The perception of untrustworthiness within our industry or of online sites could materially adversely affect our ability to attract and retain customers.

FAILURE OF THIRD-PARTY SYSTEMS OR THIRD-PARTY SERVICE AND SOFTWARE PROVIDERS UPON WHICH WE RELY COULD ADVERSELY AFFECT OUR BUSINESS.

We will rely on certain third-party computer systems or third-party service and software providers, including data centers, technology platforms, back-office systems, Internet service providers and communications facilities. Any interruption in these third-party services, or deterioration in their performance or quality, could adversely affect our business. If our arrangement with any third party is terminated, we may not be able to find alternative systems or service providers on a timely basis or on commercially reasonable terms. This could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We host our platform and serve all of our customers from our network servers, which will be located at various data center facilities. Problems faced by our data center locations or with the telecommunications network providers with whom we may contract could adversely affect the experience of our customers. If our data centers are unable to keep up with our growing needs for capacity or close without adequate notice, this could have an adverse effect on our business. Any changes in third-party service levels at our data centers or any errors, defects, disruptions, or other performance problems with our services could harm our reputation and adversely affect the performance of our platform. Interruptions in our services might reduce our sales revenues, subject us to potential liability and thereby adversely affect our business, financial condition, results of operations and cash flows.

A DISRUPTION IN ONLINE SERVICE WOULD CEASE OR SUSPEND SERVICE

We cannot guarantee that our website will operate without interruption or error. We are bound only by a best efforts obligation as regards the operation and continuity of service. Although we are not be liable for the alteration or fraudulent access to data and/or accidental transmission through viruses or other harmful conduct in connection with the use of our website, disruption of our online service would adversely affect our business, financial conditions, results of operations and cash flows.

DETERIORATION  IN GENERAL  MACRO-ECONOMIC  CONDITIONS,  INCLUDING  UNEMPLOYMENT,
INFLATION OR DEFLATION, CONSUMER DEBT LEVELS, HIGH FUEL AND ENERGY COSTS, UNCERTAIN CREDIT MARKETS OR OTHER RECESSIONARY TYPE CONDITIONS COULD HAVE A NEGATIVE IMPACT ON OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND CASH FLOWS.

Deterioration in general macro-economic conditions would impact us through (i) potential adverse effects from deteriorating and uncertain credit markets (ii) the negative impact on our supplier and customers and (iii) an increase in operating costs from higher energy prices.

IMPACT OF CREDIT MARKET UNCERTAINTY

Significant   deterioration  in  the  financial  condition  of  large  financial institutions in recent years resulted in a severe loss of liquidity and available credit in global credit markets and in more stringent borrowing terms. Accordingly, we may be limited in our ability to borrow funds to finance our operations. An inability to obtain sufficient financing at cost-effective rates could have a materially adverse effect on our planned business operations and financial condition.

IMPACT ON OUR SUPPLIER

Our business depends on maintaining a favorable relationship with our supplier and on our supplier's ability and/or willingness to sell products to us at favorable prices and terms. Many factors outside of our control may harm this relationship and the ability or willingness of our supplier to sell us products on favorable terms. One such factor is a general decline in the economy and economic conditions and prolonged recessionary conditions. These events could negatively affect our supplier's operations and make it difficult for it to obtain the credit lines or loans necessary to finance their operations in the short-term or long-term and meet our product requirements. Financial or operational difficulties that our supplier may face could also increase the cost of the products we purchase from it or our ability to source product from it. In addition, the trend towards consolidation among automotive parts suppliers as well as the off-shoring of manufacturing capacity to foreign countries may disrupt or end our relationship with our supplier and could lead to less competition and result in higher prices. We could also be negatively impacted if our supplier experiences bankruptcy, work stoppages, labor strikes or other interruptions to or difficulties in the manufacture or supply of the products we purchase from it.

IMPACT ON OUR CUSTOMERS

Deterioration in macro-economic conditions may have a negative impact on our customers'financial resources and disposable income. This impact could reduce their willingness or ability to pay for accessories, maintenance or repair of their vehicles, which results in lower salesat our site. Higher fuel costs may also reduce the overall number of miles driven by our customers resulting in fewer parts failures and elective maintenance required to be completed.

IMPACT ON OPERATING EXPENSES

Rising energy prices could directly impact our operating costs, including our utility and product costs.

IF WE CANNOT OBTAIN ENOUGH PRODUCTS TO SATISFY CUSTOMER DEMAND, OUR ABILITY TO EXECUTE OUR BUSINESS PLAN WILL BE ADVERSELY AFFECTED.

Our customers' needs will often require the fulfillment of orders within short periods. As a result, a sudden increase in demand from our customers without a correlative increase in the level of products we are able to obtain from our supplier might prevent us from timely satisfying our customers' demand for products. Because our customers' demand will persist regardless of our ability to meet that demand, our inability to deliver a sufficient quantity of products to satisfy our customers' needs may lead those customers to obtain product elsewhere, which could adversely affect our business, financial condition, results of operations, cash flows and prospects.

OUR BUSINESS IS CURRENTLY RELIANT ON TWO SUPPLIERS. IF OUR SUPPLIERS DO NOT MEET OUR REQUIREMENTS, OUR ABILITY TO SUPPLY PRODUCTS TO OUR CUSTOMERS WILL BE MATERIALLY IMPAIRED.

We currently rely on two suppliers from which we intend to obtain products. Until we are able to contract with other suppliers, our business will be entirely dependent upon the relationships with these two suppliers. There can be no assurance that we will be able to sustain a relationship with our suppliers or that our suppliers will be able to meet our needs in a satisfactory and timely manner, or that we can obtain substitute or additional suppliers, when and if needed. Our reliance on a limited number of suppliers involves a number of additional risks, including the absence of guaranteed capacity and reduced control over the distribution process, quality assurance, delivery schedules, production yields and costs, and early termination of, or failure to renew, contractual arrangements. A significant price increase, an interruption in supply from our suppliers, or the inability to obtain additional suppliers, when and if needed, could have a material adverse effect on our business, results of operations and financial condition.

OUR BUSINESS IS SUBJECT TO RISKS OF TERRORIST ACTS, ACTS OF WAR, POLITICAL UNREST, PUBLIC HEALTH CONCERNS, LABOR DISPUTES AND NATURAL DISASTERS.

Terrorist acts, acts of war, political unrest, public health concerns, labor disputes or national disasters may disrupt our operations, as well as those of our customers. These types of acts have created, and continue to create, economic and political uncertainties and have contributed to global economic instability. Future terrorist activities, military or security operations, or natural disasters could weaken the domestic and global economies and create additional uncertainties, thus forcing our customers to reduce their capital spending, or cancel or delay already planned construction projects, which could have a material adverse impact on our business, operating results and financial condition, including loss of sales or customers.

RISKS ASSOCIATED WITH THIS OFFERING:

THE OFFERING PRICE OF OUR SHARES IS ARBITRARY.

The offering price of our shares has been determined arbitrarily by the Company and bears no relationship to the Company's assets, book value, potential earnings or any other recognized criteria of value.

THE TRADING IN OUR SHARES WILL BE REGULATED BY SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK." THE EFFECTIVE RESULT IS THAT FEWER PURCHASERS ARE QUALIFIED BY THEIR BROKERS TO PURCHASE OUR SHARES, AND THEREFORE A LESS LIQUID MARKET FOR OUR INVESTORS TO SELL THEIR SHARES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult or impossible for you to resell any shares you may purchase.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES. UNLESS WE ARE SUCCESSFUL IN SELLING A NUMBER OF THE SHARES, WE MAY HAVE TO SEEK ALTERNATIVE FINANCING TO IMPLEMENT OUR BUSINESS PLANS AND YOU MAY SUFFER A DILUTION TO, OR LOSE, YOUR ENTIRE INVESTMENT.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our sole officer and director, who will receive no commissions. He will offer the shares to friends, relatives, acquaintances and business associates. However, there is no guarantee that he will be able to sell any of the shares.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement to file an application to have our shares quoted on the OTC Electronic Bulletin
Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter
(OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved or that our stock will be quoted for sale. As of the date of this filing, there have been no discussions or understandings between Almah, Inc.or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

Our existing stockholder acquired his shares at a cost of $0.005 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.01 you pay for them. Upon completion of the offering, the net tangible book value of your shares will be $0.007 per share, $0.003 less than what you paid for them.

THERE IS NO GUARANTEE ALL OF THE FUNDS RAISED IN THE OFFERING WILL BE USED AS OUTLINED IN THIS PROSPECTUS.

We have committed to use the proceeds raised in this offering for the uses set forth in the "Use of Proceeds"section. However, certain factors beyond our control, such as increases in certain costs, could result in the Company being forced to reduce the proceeds allocated for other uses in order to accommodate these unforeseen changes. The failure of our management to use these funds effectively could result in unfavorable returns. This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline.

OUR DIRECTOR WILL CONTINUE TO EXERCISE SIGNIFICANT CONTROL OVER OUR OPERATIONS, WHICH MEANS AS A MINORITY STOCKHOLDER, YOU WOULD HAVE NO CONTROL OVER CERTAIN MATTERS REQUIRING STOCKHOLDER APPROVAL THAT COULD AFFECT YOUR ABILITY TO EVER RESELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

After the completion of this offering, if we are able to sell all of the shares being offered, our executive officer and director will own 50% of our common stock. He will have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the Company or other matters that could affect your ability to ever resell your shares. His interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other stockholders.

THE COMPANY HAS A LACK OF DIVIDEND PAYMENTS.

The Company has paid no dividends in the past and has no plans to pay any dividends in the foreseeable future.

                           FORWARD LOOKING STATEMENTS

This Prospectus contains projections and statements relating to the Company that constitute "forward-looking statements." These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as "intends," "believes," "anticipates," "expects," "estimates," "may," "will," "might," "outlook," "could," "would," "pursue," "target," "project," "plan," "seek," "should," "assume," or similar terms or the negatives thereof. Such statements speak only as of the date of such statement, and the Company undertakes no ongoing obligation to update such statements. These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, and its respective directors, officers or advisors with respect to, among other things:

     * trends affecting the Company's financial condition, results of operations or future prospects
     *    the Company's business and growth strategies
     *    the Company's financing plans and forecasts
     * the factors that we expect to contribute to our success and our ability to be successful in the future
     * our business model and strategy for realizing positive results when normalized business volumes resume
     * competition, including expansion of video gaming into additional locations within Illinois, the impact of competition on our operations, our ability to respond to such competition and our expectations regarding continued competition in the markets in which we compete;
     *    expenses
     * our expectations with respect to continued disruptions in the global capital markets and reduced levels of consumer spending and the impact of these trends on our financial results
     * our ability to meet our projected operating and maintenance capital expenditures and the costs associated with our expansion, renovation and development of new projects
     * our ability to pay dividends or to pay any specific rate of dividends, if declared
     *    the  impact  of  new  accounting   pronouncements   on  our  financial
          statements
     * that our cash flows from operating activities will be sufficient to meet our projected operating and maintenance capital expenditures for the next twelve months
     *    our market risk exposure and efforts to minimize risk
     * development opportunities within Illinois and our ability to successfully take advantage of such opportunities
     * regulations, including anticipated taxes, tax credits or tax refunds expected and the ability to receive and maintain necessary approvals for our projects
     * the outcome of various tax audits and assessments, including appeals thereof, timing of resolution of such audits, our estimates as to the amount of taxes that will ultimately be owed and the impact of these audits on our financial statements
     * our overall outlook including all statements under MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
     * that estimates and assumptions made in the preparation of financial statements in conformity with US GAAP may differ from actual results and
     * expectations, plans, beliefs, hopes or intentions regarding the future.

Potential investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that, should conditions change or should any one or more of the risks or uncertainties materialize or should any of the underlying assumptions of the Company prove incorrect, actual results may differ materially from those projected in the forward-looking statements as a result of various factors, some of which are unknown. The factors that could adversely affect the actual results and performance of the Company include, without limitation:

     * the Company's inability to raise additional funds to support operations and capital expenditures
     *    the Company's inability to effectively manage its growth
     * the Company's inability to achieve greater and broader market acceptance in existing and new market segments
     * the Company's inability to successfully compete against existing and future competitors
     *    the effects of intense competition that exists in the gaming industry
     *    the economic  downturn and its effect on consumer  spending
     * the fact that our expansion, development and renovation projects (including enhancements to improve property performance) are subject to many risks inherent in expansion, development or construction of a new or existing project including poor performance or nonperformance of any of our partners or third parties upon whom we are relying in connection with any of our projects

     * the risk that negative industry or economic trends, including the market price of our common stock trading below its book value, reduced estimates of future cash flows, disruptions to our business, slower growth rates or lack of growth in our business, may result in significant write-downs or impairments in future period
     * the effects of events adversely impacting the economy or the regions from which we draw a significant percentage of our customers, including the effects of the current economic recession, war, terrorist or similar activity or disasters
     * the effects of energy price increases on our cost of operations and our revenues
     * financial community perceptions of our Company and the effect of economic, credit and capital market conditions on the economy and the automotive parts industry and
     * other factors described elsewhere in this Prospectus, or other reasons.

Potential investors are urged to carefully consider such factors. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements and the "Risk Factors" described herein.

                                 USE OF PROCEEDS

If all the shares are sold the gross proceeds from this offering will be $40,000. We expect to disburse the proceeds from this offering in the priority set forth below, within the first 12 months after successful completion of this offering:

     Proceeds to Us:                                                $40,000

     Advertising and Marketing                                      $10,450
     Website design                                                 $ 6,000
     Accounting, Auditing and Legal                                 $10,450
     Office and Administration                                      $ 5,000
     Working Capital                                                $ 8,100

Additional expenses related to this offering will be paid using current assets of the Company. The cash balance at September 30, 2011 is 17,925. Costs associated with this offering are estimated as follows: Legal $4,000,
Audit/Accounting $6,000, EDGAR $1,500, Transfer Agent Fees $1,000, SEC Registration Fee $4.66, Initial Website work $2,000, Miscellaneous and banking $494.34.

In the event that the Company sells 25, 50 or 75% of the offered shares, we expect to disburse the net proceeds as follows:

                                          25%           50%           75%
                                        -------       -------       -------
     Proceeds to Us:                    $10,000       $20,000       $30,000

     Advertising and Marketing          $ 1,000       $ 5,000       $ 7,500
     Website Design                     $ 2,500       $ 3,000       $ 4,500
     Accounting, Auditing and Legal     $ 6,000       $10,450       $10,450
     Office and Administration          $   500       $ 1,550       $ 5,000
     Working Capital                    $     0       $     0       $ 2,550

In the case that we sell less than the maximum offering our number one priority for the use of proceeds would be our website design as our business is based on having our products available online. Our second priority would be the fees associated with maintaining our status as a public company, including audit and legal fees.

There is no guarantee we will be able to sell the shares being offered in this prospectus. If we are unable to sell enough shares to complete our plan of operations our business could fail.

                         DETERMINATION OF OFFERING PRICE

The offering price of $0.01 per share has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a company. In determining the number of shares to be offered and the offering price we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

                  DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.

Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of December 31, 2011, the net tangible book value of our shares was $14,095 or approximately $.004 per share, based upon 4,000,000 shares outstanding.

Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of all the shares and receipt of the total proceeds of $40,000, the net tangible book value of the 8,000,000 shares to be outstanding will be $54,095, or approximately $.007 per Share. Accordingly, the net tangible book value of the shares held by our existing stockholder (4,000,000 shares) will be increased by $.003 per share without any additional investment on his part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.01 per Share) of $.003 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.007 per share, reflecting an immediate reduction in the $.01 price per share they paid for their shares.

After completion of the offering, the existing stockholder will own 50% of the total number of shares then outstanding, for which he will have made a cash investment of $20,000, or $.005 per Share. Upon completion of the offering, the purchasers of the shares offered hereby will own 50% of the total number of shares then outstanding, for which they will have made a cash investment of $40,000, or $.01 per Share.

The following table illustrates the per share dilution to the new investors and does not give any effect to the results of any operations subsequent to December 31, 2011:

Price Paid per Share by Existing Stockholder                             $ .005
Public Offering Price per Share                                          $ .01
Net Tangible Book Value Prior to this Offering                           $ .004
Net Tangible Book Value After this Offering                              $ .007
Increase in Net Tangible Book Value per Share Attributable to
 cash payments from purchasers of the shares offered                     $ .003
Immediate Dilution per Share to New Investors                            $ .003

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per Share paid by our existing stockholder and by new investors in this offering:

                                        Total
                          Price       Number of      Percent of    Consideration
                        Per Share    Shares Held     Ownership         Paid
                        ---------    -----------     ---------         ----
     Existing
     Shareholder          $.005       4,000,000         50%          $20,000

     Investors in
     this Offering        $.01        4,000,000         50%          $40,000

                              PLAN OF DISTRIBUTION

SHARES IN THE OFFERING WILL BE SOLD BY OUR OFFICER AND DIRECTOR

The offering consists of a maximum of 4,000,000 shares of common stock to be sold by Almah, Inc. The offering price for the 4,000,000 shares of common stock to the public will be fixed at $0.01 per share for the duration of the offering.

This is a self-underwritten offering and will be conducted on a best-efforts basis utilizing the efforts of our sole officer and director, Joey Powers. This Prospectus is part of a registration statement under which, upon its effectiveness, our sole officer and director will sell the Shares directly to the public with no commission or other remuneration payable to him for any Shares he sells. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. Joey Power, our officer and director, will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, he will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

He will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

     a. Our officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of his participation; and
     b. Our officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
     c. Our officer and director is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and
     d.   Our  officer  and our  director  meets  the  conditions  of  paragraph
          (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i)
          (a)(4)(iii).

Our sole officer and director does not intend to purchase any shares in this offering.

The Company seeks a registered public offering with the United States Securities and Exchange Commission because the capital markets of the United States are more liquid than European markets, especially Ireland (in the opinion of the Company). The Company is seeking to maximize the investment made by its shareholders in the Company. Further, Mr. Power has friends, family members and business acquaintances outside of Europe, some who reside in the United States, who are all potential investors. Thus, by registering the shares in the United States it gives more incentive for any U.S. investors to purchase shares in the offering, assuring the Company is compliant with the U.S. Securities and Exchange Commission's disclosure requirements.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $.01 per share until the completion of this offering. There is no minimum subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period not to exceed 180 days (the "Expiration Date"), unless extended by our Board of Directors for an additional 90 days.

DEPOSIT OF OFFERING PROCEEDS

This is a "best efforts" offering, so the Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered. The Company has made no arrangements to place subscription funds in an escrow, trust or similar account which means that all funds collected for subscriptions will be immediately available to the Company for use in the implementation of its business plan.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you must:

     *    execute and deliver a subscription agreement
     * deliver a check payable to Almah, Inc. or certified funds to us in an amount equal to the total purchase price for the number of shares you wish to purchase to the following address:

                                   Almah, Inc.

                   -------------------------------------------

                   -------------------------------------------
          Attention:
                    ------------------------------------------

Subscribers will receive share certificates via mail to the address listed on the subscription agreement.

RIGHT TO REJECT SUBSCRIPTIONS

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them

SECTION 15(g) OF THE EXCHANGE ACT

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales person's compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

VOTING RIGHTS

Directors of the Company are elected at the annual meeting of stockholders by a plurality of the votes cast at the election. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is complete and presuming all the shares are sold, the present stockholder will own 50% of our outstanding shares and the purchasers in this offering will own, in the aggregate, 50% or our outstanding shares. Stockholders have no pre-emptive rights.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statements for the period from inception to September 30, 2011, included in this prospectus has been audited by Paritz & Company, P.A. We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

The Law Offices of Synergy Law Group, LLC, 730 W. Randolph Street, Chicago, Illinois 60661 has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

                           DESCRIPTION OF OUR BUSINESS

GENERAL INFORMATION

Almah, Inc. was incorporated in the State of Nevada on September 16, 2009. We were formed to distribute spare automobile parts online.

We are still in the development stage, have not yet commenced business operations or generated revenues. We have been issued an opinion by our auditors that raised substantial doubt about our ability to continue as a going concern based on our current financial position.

Our 12-month budget is based on minimum operations which will be completely funded by the $40,000 we intend to raise through this offering. We estimate sales to begin in within 90 days after the completion of this offering. Because our business is customer-driven, our revenue requirements will be reviewed and adjusted based on sales. The costs associated with operating as a public company are included in our budget. Management will be responsible for the preparation of the required documents to keep the costs to a minimum. We cannot however guarantee that we will have sales and the amount raised in this offering may not be enough to meet the operating expenditures of the Company. If we are unable to raise funding through this offering and begin to generate sales revenue to fund our continuing operations, we may be required to accept loans from our director, raise additional funding or apply for outside loans in the next 12 months, however we have no plans to do so at this time. In order to be successful and continue operations beyond the 12-month budget funded by the proceeds of the offering, if it is completed, we must generate revenue from sales.

PRINCIPAL PRODUCTS AND SERVICES AND THEIR MARKETS

The categories or products we intend to offer include wiper systems, clutches, shocks, filters, lighting and signaling, climate control, engine cooling, electrical systems, security and electronics, braking, ignition and heavy duty parts. We plan to launch a marketing campaign to get our web site exposure which will direct consumers directly to the website.

Retail information will be available at our website www.almahautoparts.com. Additionally, to increase awareness, we plan to attend trade shows in Ireland use search engine optimization ("SEO"), social media, online marketing, ads in magazines and brochures. The Company's focus will be on providing parts to trucks, buses, light commercial vehicles, heavy machinery and used European cars.

We will be dedicated to providing consumers an online ordering process which is an easy and painless experience. Access to frequently asked questions; simple part listings and online customer support will make ordering easy and convenient.

With the convenience of the web, online shopping has become not only secure but perhaps the most convenient way to reach consumers who can peruse websites in the comfort of their home or place of business. Customers will be able to log in prepare and save their orders in case they are pressed for time or want to verify something that is required to complete their order.

Once the site is fully operational, we will quickly move on to building a customer service team and developing the interactive web experience that we believe will come to define the Company's dedication to customer ease and convenience.

VALEO SERVICE EXPORT AGREEMENT

On June 8, 2011, Almah entered into a supply agreement (the "VALE Agreement") with Valeo Service Export ("VALE"), a leading aftermarket component supplier headquartered in Saint-Denis, France, which was amended by agreement of the parties on February 16, 2012. Under the VALE Agreement, VALE appointed Almah to solicit orders for all products available for purchase from the VALE website. All products supplied by VALE will be made available to Almah on terms negotiated each year and at prices determined based on order size and market conditions. Almah is required to purchase a minimum of $5,000.00 of the product per year.

Almah intends to market the products in Ireland, the United Kingdom and other European territories. These territories can be extended or reduced if both parties agree.

Per the terms of the VALE Agreement, Almah will bear all expenses for advertising and publicity in connection with the products, and shall submit to VALE for prior approval all print, audio and video materials intended for advertising products which VALE supplies. VALE must provide all advertising material such as product information, images, etc. for local advertising and marketing campaigns.

Almah may use the trademarks owned by VALE for the sale of products and shall acknowledge that all patents, trademarks, copyrights or any other intellectual property rights used or embodied in the products shall remain the sole properties of VALE. Should any infringement be found, Almah will promptly notify and assist VALE to take appropriate action.

The VALE Agreement will be effective when the first order is confirmed within 360 days after the date of signing and shall remain in force for four years, starting from the date the Agreement was signed.

During the term of the VALE Agreement, if either of the two parties is found to have violated the terms of the Agreement the other party has the right to terminate the VALE Agreement by notifying the other party in writing.

REBORDA, UAB AGREEMENT

On January 25, 2012, Almah entered into a distribution and marketing agreement (the "Reborda Agreement") with Reborda, UAB ("Reborda"), a leading spare parts supplier for numerous brands of trucks, buses, trailers and semi-trailers, headquartered in Klaipeda, Lithuania, in which Reborda appointed Almah to solicit orders for certain products available from Reborda. Products supplied by Reborda will be made available to Almah at market price. Almah is required to purchase a minimum of $1,000 of product per quarter starting 120 days after the agreement was signed.

Almah has the right to distribute the Reborda products worldwide but initially intends to market the products in Ireland, the United Kingdom and other European territories.

Per the terms of the Reborda Agreement, Almah will bear all expenses for advertising and publicity in connection with the products, and may use Reborda trademarks, service marks and trade names.

Almah will initially market and distribute brake pads, brake discs, clutches, shocks and oil filters from Reborda.

The Reborda Agreement will be effective until forty (40) days following the date that either Almah or Reborda, delivers written termination to the other party.

DISTRIBUTION METHODS

All online orders at our website will be fulfilled by shipment of the order directly from a VALE or Reborda facility. Consumers will have a choice of delivery methods. Delivery time is currently estimated to be within three to five business days from the date of the receipt of the order. Shipping costs associated with the order will be calculated at the time the order is placed and will be included in the total amount charged to the customer.

MARKETING

We will focus on SEO so that key words relating to automotive spare parts searched in Ireland and the United Kingdom will place our web site in a high search engine ranking.

We believe that a high level of customer service and support is critical to retaining and expanding a reliable, repeat customer base and for establishing and maintaining a trusted brand name. Accordingly, while we currently do not have the financial resources, or the need to employ any customer service personnel, we do intend to develop a superior customer service policy. Our website will automatically notify consumers of completed orders that are in transit. We are dedicated to providing superior customer satisfaction to secure repeat customers.

COMPETITION

Our strategy will be to offer a broad selection of high quality and reputable automotive parts and accessories which we believe will generate do-it-yourself customer traffic and also appeal to commercial customers.

The sale of automotive parts, accessories and maintenance items is highly competitive in many areas, including name recognition, product availability, customer service and price. The market for online sales of auto parts, in which the Company plans to compete, is also extremely competitive. Companies providing similar services in Ireland and the United Kingdom include but are not limited to: Irish Auto Parts, Auto Parts Ireland, Partfinder, Cars N Parts, Techstore, KD Auto Parts, Top Part Motor Factors, Somora Motor Parts, Euro Car parts, buypartsby.com, Auto Parts UK, 247Spares, London Auto Parts, DA Auto Parts. In addition to online sellers of automotive parts, we will also compete with automotive parts stores and automobile dealers that supply parts.

The principal competitive factors that we expect to affect the Company's business are easy access and use of our website, customer service, product selection, availability, quality and price. We intend to focus on SEO and customer service to attract and maintain customers. In addition we believe a user-friendly site will allow us to gain market share from competitors who may offer similar services.

SOURCES AND AVAILABILITY OF PRODUCTS

Under our Supply Agreement with VALE, all products supplied by VALE will be made available to Almah on terms negotiated each year and prices determined based on order size and market conditions. Almah will act as a marketing source for VALE and will not be responsible for shipping but instead will receive a markup from the price quoted by VALE and the price charged on our website.

Under our Distribution and Marketing Agreement with Reborda, Reborda will make available to us such products as we may order on a best efforts basis to fill the order within a period of thirty days or less. Reborda agrees to use reasonable best efforts to maintain sufficient inventory to fill Almah orders and if a shortage exists, Reborda will allocate its available inventory to Almah in proportion to a percentage of all customer orders for such product during the previous year.

SEASONALITY

We expect our business to be somewhat seasonal in nature, with the highest sales occurring in the spring and summer months. In addition, we expect that our business can be affected by weather conditions. While unusually heavy precipitation tends to decrease sales because elective maintenance is deferred during such periods, extremely hot or cold weather tends to enhance sales by causing automotive parts to fail at an accelerated rate.

PATENTS AND TRADEMARKS

Almah may use the trademarks owned by VALE and Reborda for the sale of products and shall acknowledge that all patents, trademarks, copyrights or any other intellectual property rights used or embodied in the products shall remain the sole properties of VALE and Reborda. Should any infringement be found, Almah will promptly notify and assist VALE or Reborda to take appropriate action.

We currently have no patents or trademarks for our brand name; however, as business is established and operationscommence, we may seek such protection. Despite efforts to protect our proprietary rights, such as our brand and product line names, since we have no patent or trademark rights unauthorized persons may attempt to copy aspects of our business, including our web site design, products, product information and sales mechanics or to obtain and use information that we regard as proprietary, such as the technology used to operate our web site and content. Any encroachment upon our proprietary information, including the unauthorized use of our brand name, the use of a similar name by a competing company or a lawsuit initiated against us for infringement upon another company's proprietary information or improper use of their trademark, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on our business. Litigation or proceedings before the U.S. or International Patent and Trademark Offices may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets and domain name and/or to determine the validity and scope of the proprietary rights of others. Any such litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business operations and/or results of operations.

GOVERNMENT APPROVAL

We do not require any government approval for our services. As an online business, our business will not be subject to any environmental laws.

GOVERNMENT AND INDUSTRY REGULATION

We will be subject to local and international laws and regulations that relate directly or indirectly to our operations. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business.

RESEARCH AND DEVELOPMENT ACTIVITIES

Other than time spent researching our proposed business, we have not spent any funds on research and development activities to date. We do not currently plan to spend any funds on research and development activities in the future.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

We have no employees and no employment agreements. Joey Power, our sole officer and director, currently provides his services on a consultant basis without compensation. At this time, he is responsible for all aspects of our business. We may need to hire an employee in the future to assist in the monitoring and fulfillment of orders.

                             DESCRIPTION OF PROPERTY

Our operations are currently being conducted out of the premises of our President, Joey Power on a rent-free basis during our development stage. The office is at Pembroke House, 28-32 Pembroke St Upper, Dublin 2, Ireland. We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the Company.

                                LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to apply to have our common stock quoted on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

     a. contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;
     b. contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;
     c.   contains a brief,  clear,  narrative  description  of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;
     d. contains a toll-free telephone number for inquiries on disciplinary actions;

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
     e. defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
     f. contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

     a.   the bid and offer quotations for the penny stock;
     b. the compensation of the broker-dealer and its salesperson in the transaction;
     c. the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     d. monthly account statements showing the market value of each penny stock held in the customer's account.


In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

SHARES AVAILABLE FOR FUTURE SALE

Upon completion of this oOffering, based on our outstanding shares as of the date of this Prospectus, we will have outstanding an aggregate of 8,000,000 shares of our common stock, assuming the sale of the maximum number of shares offered hereunder. Of these shares, upon effectiveness of the registration statement of which this prospectus forms a part, the 4,000,000 ahares covered hereby will be freely transferable without restriction or further registration under the Securities Act.

The remaining 4,000,000 restricted shares of common stock then outstanding are owned by our sole officer and director, known as our "affiliate," and may not be resold in the public market except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 under the Securities Act, if available, or otherwise.

The outstanding shares of our common stock not included in this prospectus will be available for sale in the public market as follows:

PUBLIC FLOAT

Of our outstanding shares, 4,000,000 shares are beneficially owned by our sole officer and director.

RULE 144

In general, under Rule 144, as currently in effect, a person, other than an affiliate, who has beneficially owned securities for at least six months, including the holding period of prior owners is entitled to sell his or her shares without any volume limitations; an affiliate, however, can sell such number of shares within any three-month period as does not exceed the greater of:

     *    1% of the number of shares of common stock then outstanding, or
     * the average weekly trading volume of common stock on the OTC Bulletin Board during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Sales under Rule 144 are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about an issuer. In order to effect a Rule 144 sale of common stock, the transfer agent requires an opinion from legal counsel. Further, the six month holding period is applicable only to issuers who have been subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 for at least 90 days.

As of the date of this Prospectus, no shares of our common stock are available for sale under Rule 144.

RESTRICTIONS ON THE USE OF RULE 144 BY FORMER SHELL COMPANIES

Rule 144 is not available for the resale of securities issued by any issuer that is or has been at any time previously a shell company unless the following conditions have been met:

     * the issuer of the securities that was formerly a shell company has ceased to be a shell company;
     * the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
     * the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
     * at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

HOLDERS OF OUR COMMON STOCK

As of the date of this Prospectus, we have one stockholder of record.

REPORTS

Upon the effectiveness of the Registration Statement of which this Prospectus is a part, we will be subject to certain reporting requirements and will file with the SEC annual reports including annual financial statements, certified by our independent accountants, and un-audited quarterly financial statements in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

STOCK TRANSFER AGENT

We do not have a stock transfer agent at this time.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

OVERVIEW

Almah, Inc. was incorporated in the State of Nevada on September 16, 2009. The Company intends to distribute automobile spare parts online at the Company web site (www.almahautoparts.com). The website is currently under development. The content of our website is not part of this Prospectus.

We are a development stage company and have not yet launched operations or generated any revenues. Our limited start-up operations have consisted of the formation of our Company, development of our business plan and identification of our target market. We have procured our domain name, and our website is currently under development. Per our business plan we anticipate sales to begin within three months of the completion of the financing supplied by this offering. Currently our President devotes approximately 20 hours a week to the Company. We will require the funds from this offering in order to implement our business plan as discussed in the "Plan of Operation" section of this prospectus.

The administrative office of the Company is currently located at the premises of our President, Joey Power, which he provides to us on a rent free basis at Pembroke House, 28-32 Pembroke St Upper, Dublin 2, Ireland. We plan to use these offices until we require larger space. Our fiscal year end is September 30th.

The automotive aftermarket industry has recently benefitted from the challenging economic environment as people have kept their vehicles longer. Other favorable industry dynamics include a modest increase in miles driven, an increase in number and average age of vehicles and relatively stable gas prices. Many of these favorable industry dynamics are continuing. We anticipate miles driven will continue to increase over the long-term future based on historical trends and the increasing number of vehicles on the road. However, there is the potential of market pressure from the recent increase in gas prices and the rebound of new car sales. We believe that our focus on differentiating our business through our planned strategies of furnishing quality products combined with superior customer service will allow us to participate in a meaningful share of the total automotive aftermarket in Ireland.

RESULTS OF OPERATIONS

We have generated no revenue since inception and have incurred $5,905 in miscellaneous expenses through December 31, 2011.

The following table provides selected financial data about our Company for the period from the date of incorporation through December 31, 2011. For detailed financial information, see the financial statements included in this prospectus.

                     Balance Sheet Data:          12/31/2011
                     -------------------          ----------

                     Cash                          $14,156
                     Total assets                  $14,156
                     Total liabilities             $    61
                     Stockholders' equity          $14,095

Other than the shares offered by this prospectus, no other source of capital has been has been identified or sought. If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our director has verbally agreed to advance the Company funds to complete the registration process.

GOING CONCERN

In our audited financial statements as of September 30, 2011 we were issued an opinion by our auditors that raised substantial doubt about our ability to continue as a going concern based on our current financial position.

PROPOSED MILESTONES TO IMPLEMENT BUSINESS OPERATIONS

The following milestones are estimates only. The working capital requirements and the projected milestones are approximations only and subject to adjustment based on costs and needs. Our 12-month budget is based on minimum operations which will be completely funded by the $40,000 we intend to raise through this offering. We estimate sales to begin in within 90 days after the completion of this offering. Because our business is customer-driven, our revenue requirements will be reviewed and adjusted based on sales. The costs associated with operating as a public company are included in our budget. Management will be responsible for the preparation of the required documents to keep the costs to a minimum.

PLAN OF OPERATION

At present management will concentrate on the completion of the Registration Statement and utilize this time to also begin putting together a database of potential customers.

COMPLETE OUR PUBLIC OFFERING:

We expect to complete our public offering within 150 days after our Registration Statement is declared effective by the Securities and Exchange Commission. We intend to concentrate all our efforts on raising capital during this period. We do not plan to begin business operations until we complete our public offering.

Once we have completed our offering, our specific business plan for the six months thereafter is as follows:

FINALIZE WEBSITE (1 MONTH):

Some initial work will take place on the website as current funds allow as we prepare our Registration Statement and complete our public offering. Once we have completed our public offering, we will focus on the completion of a user-friendly website that will be the primary sales point for Almah. In addition to the creation of our corporate website we will procure expertise to optimize out placing in search engines through SEO. Our reserved domain is www.almahautoparts.com.

BEGIN MARKETING AND SALES EFFORTS:

Our marketing efforts will primarily be related to assuring we are easily found on search engine requests but we have budgeted $10,450 for the initial six months of marketing efforts. We intend to use this to place advertisements in local newspapers and `buy/sell' automotive magazines. We feel people that are looking for parts will be those who currently own an older vehicle or are looking in a `buy/sell' magazine to find a replacement. We believe we will have additional funds left over for additional methods of marketing if an opportunity presents itself.

Once our site is live and we have begun initial SEO work and print marketing we believe sales will be generated through our website. The website will be set up to record all details automatically including:

Product information
Purchaser information
Delivery location
Sales price (price  purchaser  paid to Almah)

Cost (internal  cost for Almah to purchase part from VALE or Reborda)

Pre-tax profit (difference  between `Sales price' and `Cost')

In addition to the information being captured we intend to have the website set up so that once the transaction is completed on our website an order request with the product and delivery location will be simultaneously sent to VALE or Reborda. This system will allow for us to employ as little staff as possible, maintain efficient delivery time, and keep records for both accounting and direct client marketing.

Successful implementation of our business strategy depends on factors specific to the retail automotive parts industry and numerous other factors that may be beyond our control. Adverse changes in the following factors could undermine our business strategy and have a material adverse affect on our business, financial condition, results of operations and cash flow:

     * The competive environment in the automotive aftermarket parts and accessories retail sector that may force us to reduce prices below our desired pricing level or increase promotional spending;
     * Our ability to anticipate changes in consumer preferences and to meet customers' needs for automotive products (particularly parts availability) in a timely manner; and
     *    Our ability to establish, maintain and eventually grow market share.

For parts that are manufactured globally, geopolitical changes, changes in trade regulations, currency fluctuations, shipping-related issues, natural disasters, pandemics and other factors beyond our control may increase the cost of items we purchase, create shortages or render product delivery difficult which could have a material adverse effect on our sales and profitability.

We estimate sales to begin in within 90 days after the completion of this offering. Because our business is customer-driven, our revenue requirements will be reviewed and adjusted based on sales. We cannot guarantee that we will have sales and the amount raised in this offering may not be enough to meet the operating expenditures of the Company. We may be required to raise additional funding or apply for loans in the next 12 months, however we have no plans to do so at this time.

Based on raising $40,000 from our offering, we have budgeted the following amounts over the next 12 months:

     Advertising and Marketing                           $10,450
     Website design                                      $ 6,000
     Accounting, Auditing and Legal                      $10,450
     Office and Administration                           $ 5,000
     Working Capital                                     $ 8,100

These amounts may be adjusted based upon sales and revenue.

SUMMARY

In summary, we intend to begin web development, and marketing our products within 150 days of completing our offering. Until we have reached a breakeven level of clientele we do not believe our operations will be profitable. If we are unable to attract new clients to purchase our products we may have to suspend or cease operations. If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not know what we will do and we do not have any plans to do anything else.

RESULTS OF OPERATIONS

FROM INCEPTION ON SEPTEMBER 16, 2009 TO DECEMBER 31, 2011

As of the date of this prospectus, we have yet to generate any revenues from our business operations.

Our loss since inception is $5,905. We have not started our proposed business operations and we have no plans to do so until we have completed this offering. To the extent that we are able and if market conditions allow, we expect to begin operations 150 days after we complete this offering.

LIQUIDITY AND CAPITAL RESOURCES

Since inception, we sold 4,000,000 shares of common stock to our officers and directors for $20,000.

As of December 31, 2011, our total assets were $14,156 and our total liabilities were $61 comprised of $61 owed to Joey Power, an officer and director of the Company.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited financial and managerial resources, lack of managerial experience and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms or at all. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing stockholders.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

REVENUE RECOGNITION

The Company records revenue on the accrual basis when all goods and services have been performed and delivered, the amounts are readily determinable, and collection is reasonably assured. The Company has not generated any revenue since its inception.

           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

None.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors of the Company are elected by the stockholders to a term of one year and serve until their successors are elected and qualified. Officers of the Company are appointed by the Board of Directors to a term of one year and serve until their successors are duly appointed and qualified, or until the officer is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of our officer and director is set forth below:

Name and Address                            Age               Position(s)
----------------                            ---               -----------
Joey Power                                  34          President, Secretary,
Pembroke House, 28-32 Pembroke St Upper                 Chief Financial Officer,
Dublin 2 Ireland                                        Chief Executive Officer,
                                                        Sole Director

The person named above has held his offices/positions since the inception of our Company and is expected to hold said offices/positions until the next annual meeting of our stockholders. The officer and director is our only officer, director, promoter and control person.

BACKGROUND INFORMATION ABOUT OUR OFFICER AND DIRECTOR

Joey Power is currently employed by Denis Henderson Car Garage based in Marina Industrial Park, Cork City, Ireland. Mr. Power has been employed there since 1997. Mr. Power is the office and garage manager and is responsible for a staff of 15 mechanics. Mr. Power obtained a diploma in Mechanical Automobile Engineering from Cork Institute of Technology in 1997.

During the past ten years, Mr. Power has not been the subject of the following events:

1. Any bankruptcy petition filed by or against any business of which Mr. Power was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Power's involvement in any type of business, securities or banking activities.

4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

CORPORATE GOVERNANCE

We do not have a compensation committee and we do not have an audit committee financial expert. We do not have a compensation committee because our Board of Directors consists of a sole director and we do not pay any compensation at this time. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive in the circumstances of our Company. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

CONFLICTS OF INTEREST

The only conflict that we foresee is that our president and director will devote time to projects that do not involve Almah, Inc. This includes his current duties as an employee of other companies. Mr. Power has agreed to dedicate additional time to Almah, Inc., at such a time when it is required.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

                             EXECUTIVE COMPENSATION

Currently, our officer and director receives no compensation for his services during the development stage of our business operations. He is reimbursed for any out-of-pocket expenses that he incurs on our behalf. In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved. We also do not currently have any benefits, such as health or life insurance, available to our employees.

                           SUMMARY COMPENSATION TABLE

                                                                                 Change in
                                                                                  Pension
                                                                                 Value and
                                                                   Non-Equity   Nonqualified
                                                                   Incentive     Deferred       All
 Name and                                                            Plan         Compen-      Other
 Principal                                   Stock       Option     Compen-       sation       Compen-
 Position       Year   Salary     Bonus      Awards      Awards     sation       Earnings      sation     Totals
------------    ----   ------     -----      ------      ------     ------       --------      ------     ------
Joey Power,     2011     0          0          0           0           0            0            0          0
President,      2010     0          0          0           0           0            0            0          0
CEO, CFO and    2009     0          0          0           0           0            0            0          0
Director

                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

                                      Option Awards                                             Stock Awards
          -----------------------------------------------------------------   ----------------------------------------------
                                                                                                                    Equity
                                                                                                                   Incentive
                                                                                                       Equity        Plan
                                                                                                      Incentive     Awards:
                                                                                                        Plan       Market or
                                                                                                       Awards:      Payout
                                          Equity                                                      Number of    Value of
                                         Incentive                            Number                  Unearned     Unearned
                                        Plan Awards;                            of         Market      Shares,      Shares,
           Number of      Number of      Number of                            Shares      Value of    Units or     Units or
          Securities     Securities     Securities                           or Units    Shares or     Other         Other
          Underlying     Underlying     Underlying                           of Stock     Units of     Rights       Rights
          Unexercised    Unexercised    Unexercised   Option      Option       That      Stock That     That         That
          Options (#)    Options (#)     Unearned     Exercise  Expiration   Have Not     Have Not    Have Not     Have Not
Name      Exercisable   Unexercisable   Options (#)    Price       Date      Vested(#)     Vested      Vested       Vested
----      -----------   -------------   -----------    -----       ----      ---------     ------      ------       ------
Joey Power     0               0             0            0           0          0            0            0           0

                              DIRECTOR COMPENSATION

                                                                     Change in
                                                                      Pension
                                                                     Value and
                   Fees                             Non-Equity      Nonqualified
                  Earned                            Incentive        Deferred
                 Paid in      Stock     Option        Plan         Compensation     All Other
    Name           Cash      Awards     Awards     Compensation      Earnings      Compensation     Total
    ----           ----      ------     ------     ------------      --------      ------------     -----
Joey Power          0          0          0             0                0              0             0

OPTION GRANTS. There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE. There have been no
stock  options   exercised  by  the  executive  officer  named  in  the  Summary
Compensation Table.

LONG-TERM INCENTIVE PLAN ("LTIP") AWARDS. There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

COMPENSATION OF DIRECTORS

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, our director in such capacity.

EMPLOYMENT AGREEMENTS

We do not have any employment agreements in place with our sole officer and director.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our director, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we can't guarantee. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

                             No. of         No. of
Name and                     Shares         Shares       Percentage of Ownership
Address of                   Before         After         Before         After
Beneficial Owner            Offering       Offering      Offering       Offering
----------------            --------       --------      --------       --------
Joey Power                  4,000,000      4,000,000       100%            50%
Pembroke House,
28-32 Pembroke St Upper
Dublin 2, Ireland

All Officers and
 Directors as a Group       4,000,000      4,000,000       100%            50%

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 4,000,000 shares have been issued to the existing stockholder, all of which are held by our sole officer and director and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. As discussed above, Rule 144 is not available for the resale of securities issued by any issuer that is or has been at any time previously a shell unless the issuer meets specified conditions.

                       TRANSACTIONS WITH RELATED PERSONS,
                      PROMOTERS AND CERTAIN CONTROL PERSONS

Joey Power is our sole officer and director. We are currently operating out of the premises of Mr. Power, the officer and director of our Company, on a rent-free basis for administrative purposes. There is no written agreement or other material terms or arrangements relating to said arrangement.

On July 11, 2011 the Company issued a total of 4,000,000 shares of common stock to Mr. Power for cash at $0.005 per share for a total of $20,000.

On January 6, 2011, Mr. Power loaned the Company $61. The loan is non-interest bearing, unsecured and due upon demand.

We do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors. We have not yet formulated a policy for handling conflicts of interest; however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

                                 INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission (the "SEC"). Upon the effectiveness of this registration statement, we will become subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q and 8-K, proxy statements, under Sec.14 of the Exchange Act, and other information as required. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the SEC's Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. The Company will voluntarily provide electronic or paper copies of its filings with the SEC free of charge upon request.

                              FINANCIAL STATEMENTS

Our fiscal year end is September 30, 2011. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared and then will be audited by the independent PCAOB registered CPA firm Paritz & Company, P.A.

                                   ALMAH, INC.
                          (A Development Stage Company)
                              FINANCIAL STATEMENTS


BALANCE SHEET AS OF DECEMBER 31, 2011 AND SEPTEMBER 30, 2011           F-2

STATEMENT OF OPERATIONS FOR THE THREE MONTHS
ENDED DECEMBER 31, 2011 AND 2010 AND THE PERIOD
FROM SEPTEMBER 16, 2009 (INCEPTION) TO DECEMBER 31, 2011               F-3

STATEMENT OF STOCKHOLDERS' EQUITY FROM
SEPTEMBER 16, 2009 (INCEPTION) TO DECEMBER 31, 2011                    F-4

STATEMENT OF CASH FLOWS FOR THE THREE MONTHS
ENDED DECEMBER 31, 2011 AND 2010 AND THE PERIOD
FROM SEPTEMBER 16, 2009 (INCEPTION) TO DECEMBER 31, 2011               F-5

NOTES TO THE FINANCIAL STATEMENTS                                      F-6

                                 ALMAH, INC.
                        (A Development Stage Company)
                                Balance Sheets

                                                                        December 31,       September 30,
                                                                            2011               2011
                                                                          --------           --------
                                                                         (unaudited)
                                    ASSETS

CURRENT ASSETS
  Cash and Cash Equivalents                                               $ 14,156           $ 17,925
  Prepaid Expense                                                               --                 99
                                                                          --------           --------

      TOTAL CURRENT ASSETS                                                $ 14,156           $ 18,024
                                                                          ========           ========

                     LIABILITIES AND STOCKHOLDERS EQUITY

CURRENT LIABILITIES
  Note payable - Related party                                            $     61           $     61
  Accrued expenses                                                              --              3,000
                                                                          --------           --------
      TOTAL CURRENT LIABILITIES                                                 61              3,061
                                                                          --------           --------
SHAREHOLDERS' EQUITY
  Common Stock - $0.001 par value; 75,000,000 shares authorized;             4,000              4,000
   4,000,000 shares issued and outstanding
  Additional paid-in-capital                                                16,000             16,000
  Deficit accumulated during development stage                              (5,905)            (5,037)
                                                                          --------           --------
      TOTAL STOCKHOLDERS' EQUITY                                            14,095             14,963
                                                                          --------           --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                $ 14,156           $ 18,024
                                                                          ========           ========


                 See accompanying notes to financial statements

                                   ALMAH, INC.
                          (A Development Stage Company)
                             Statement of Operations
                                   (unaudited)

                                                                                    Cumulative from
                                           Three Months         Three Months       September 16, 2009
                                              Ended                Ended             (Inception) to
                                            December 31,         December 31,          December 31,
                                               2011                 2010                  2011
                                            ----------           ----------            ----------
REVENUES                                    $       --           $       --            $       --

COST OF SALES                                       --                   --                    --
                                            ----------           ----------            ----------

Gross Margin                                        --                   --                    --
                                            ----------           ----------            ----------
OPERATING EXPENSES
  General & administrative expenses                868                   --                 5,905
                                            ----------           ----------            ----------
TOTAL OPERATING EXPENSES                           868                   --                 5,905

OTHER INCOME                                        --                   --                    --

(LOSS) BEFORE INCOME TAX EXPENSE                  (868)                  --                (5,905)
                                            ----------           ----------            ----------

Income tax expense                                  --                   --                    --
                                            ----------           ----------            ----------

Net (loss)                                  $     (868)          $       --            $   (5,905)
                                            ==========           ==========            ==========

Basic and diluted net loss per share        $    (0.00)          $       --
                                            ==========           ==========
WEIGHTED AVERAGE NUMBER OF COMMON
 SHARES OUTSTANDING                          4,000,000                   --
                                            ==========           ==========


                 See accompanying notes to financial statements

                                   ALMAH, INC.
                          (A Development Stage Company)
                       Statements of Stockholder's Equity
                                   (unaudited)

                                                                                           Deficit
                                                                                         Accumulated
                                                   Common Stock           Additional       During           Total
                                              ---------------------        Paid-in       Develoment      Stockholders'
                                              Shares         Amount        Capital          Stage           Equity
                                              ------         ------        -------          -----           ------
STOCKHOLDER'S DEFICIENCY BALANCE
 AT SEPTEMBER 16, 2009                              --      $       --    $       --      $       --      $       --
                                            ----------      ----------    ----------      ----------      ----------

BALANCE AT SEPTEMBER 30, 2009                       --              --            --              --              --
                                            ----------      ----------    ----------      ----------      ----------

BALANCE AT SEPTEMBER 30, 2010                       --              --            --              --              --
                                            ----------      ----------    ----------      ----------      ----------

Issuance of Common Stock on July 11,2011     4,000,000           4,000        16,000              --          20,000

Net Loss                                            --              --            --          (5,037)         (5,037)
                                            ----------      ----------    ----------      ----------      ----------

BALANCE AT SEPTEMBER 30, 2011                4,000,000           4,000        16,000          (5,037)         14,963

Net Loss                                                                                        (868)           (868)
                                            ----------      ----------    ----------      ----------      ----------

BALANCE AT DECEMBER 31, 2011                 4,000,000      $    4,000    $   16,000      $   (5,905)     $   14,095
                                            ==========      ==========    ==========      ==========      ==========


                 See accompanying notes to financial statements

                                   ALMAH, INC.
                          (A Development Stage Company)
                            Statements of Cash Flows
                                   (unaudited)

                                                                                             Cumulative from
                                                        Three Months       Three Months     September 16, 2009
                                                           Ended              Ended           (Inception) to
                                                         December 31,       December 31,        December 31,
                                                            2011               2010                2011
                                                          --------           --------            --------
CASH FLOWS FROM OPERATIING ACTIVITIES:
  Net (Loss)                                              $   (868)          $     --            $ (5,905)
  Changes in operating assets and liabilities
  Prepaid Expenses                                              99                 --                 (99)
  Accrued expenses                                          (3,000)                --               3,000
                                                          --------           --------            --------
NET CASH USED IN OPERATING ACTIVITIES                       (3,769)                --              (3,004)
                                                          --------           --------            --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Note payable - related party                                  --                 --                  61
  Proceeds from sale of common stock                            --                 --              20,000
                                                          --------           --------            --------
NET CASH PROVIDED BY FINANCING ACTIVITIES                       --                 --              20,061
                                                          --------           --------            --------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS        (3,769)                --              17,057
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD            17,925                 --              (2,901)
                                                          --------           --------            --------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                $ 14,156           $     --            $ 14,156
                                                          ========           ========            ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid during the year for:
  Interest                                                $     --                 --            $     --
                                                          --------           --------            --------
  Income Taxes                                            $     --                 --            $     --
                                                          --------           --------            --------


         See accompanying notes to financial statements

BASIS OF PRESENTATION

The accompanying unaudited financial statements of Almah, Inc. (the "Company") reflect all material adjustments consisting of only normal recurring adjustments which, in the opinion of management, are necessary for a fair presentation of results for the interim periods. Certain information and footnote disclosures required under accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission, although the Company believes that the disclosures are adequate to make the information presented not misleading. These financial statements should be read in conjunction with the financial statements and notes thereto for the year ended September 30, 2011 as included in this filing.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates that are particularly susceptible to change include assumptions used in determining the fair value of securities owned and non-readily marketable securities.

The results of operations for the three months ended December 30, 2011 are not necessarily indicative of the results to be expected for the entire year or for any other period.

2. BUSINESS

The Company was incorporated under the laws of the State of Nevada on September 16,2009.The company is in the development stage and it intends distribute automobile spare parts online.

The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception, September 16,2009 through December 31,2011 the Company has accumulated losses of $5,905.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INCOME TAXES

Deferred income taxes are determined using the liability method under which deferred tax assets and liabilities are based upon temporary differences between the carrying amounts of assets and liabilities for financial and tax reporting purposes and the effect of net operating loss carry-forwards. Deferred tax assets are evaluated to determine if it is more likely than not that they will be realized. Valuation allowances have been established to reduce the carrying value of deferred tax assets in recognition of significant uncertainties regarding their ultimate realization.

RECENT ACCOUNTING PRONOUNCEMENTS

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board or other standard setting bodies that may have an impact on the Company's accounting and reporting. The Company believes that such recently issued accounting pronouncements and other authoritative guidance for which the effective date is in the future either will not have an impact on its accounting or reporting or that such impact will not be material to its financial position, results of operations, and cash flows when implemented

4. NOTE PAYABLE - RELATED PARTY

On January 6,2011, a Director and President, Joey Power loaned the Company $61.The loan is non-interest bearing, unsecured and due upon demand.

5. INCOME TAXES

As of December 31, 2011 the Company had net operating loss carry forwards of approximately $5,905 that may be available to reduce future years' taxable income through 2027. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a full valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The components of the deferred tax asset, the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are indicated below:

                                                     From
                                               September 16, 2009
                                                (Inception) to
                                                  December 31,
                                                     2011
                                                   --------

              Net Operating Loss                   $  5,905
              Statutory Tax Rate                         34%
              Deferred Tax Asset                      2,008
              Valuation Allowance                    (2,008)
                                                   --------
              Net Deferred Tax Asset               $     --
                                                   ========

6. GOING CONCERN

The Company's financial statements are prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of obligations in the normal course of business. However, the Company has not generated any revenues to date and has accumulated losses to date. The Company does not currently have any revenue generating operations. These conditions, among others, raise substantial doubt about the ability of the Company to continue as a going concern.

In view of these matters, continuation as a going concern is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to, meets its financial requirements, raise additional capital, and the success of its future operations. The financial statements do not include any adjustments to the amount and classification of assets and liabilities that may be necessary should the Company not continue as a going concern.

Management plans to fund operations of the Company through advances from existing shareholders, private placement of restricted securities or the issuance of stock in lieu of cash for payment of services until such a time as a business combination or other profitable investment may be achieved. There are no written agreements in place for such funding or issuance of securities and there can be no assurance that such will be available in the future. Management believes that this plan provides an opportunity for the Company to continue as a going concern.

7. RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. Mr. Joey Power, sole officer and director of the Company, will provide the Company with use of office space and services free of charge. The Company's sole officer and director is involved in other business activities and may in the future, become involved in other business opportunities as they become available.

Mr. Power, sole officer and director of the Company, will not be paid for any underwriting services that he performs on behalf of the Company with respect to the Company's upcoming S-1 offering. He will also not receive any interest on any funds that he advances to the Company for offering expenses prior to the offering being closed which will be repaid from the proceeds of the offering.

8. SUBSEQUENT EVENTS

The Company has evaluated events subsequent to December 31,2011 to assess the need for potential recognition or disclosure in this report. Such events were evaluated through the date these financial statements were available to be issued. Based upon this evaluation, it was determined that no subsequent events occurred that require recognition or disclosure in the financial statements.

                                   ALMAH, INC.
                          (A Development Stage Company)
                              FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM                            F-10

BALANCE SHEET AS OF SEPTEMBER 30, 2011 AND 2010                             F-11

STATEMENT OF OPERATIONS FOR THE YEAR ENDED SEPTEMBER 30, 2011 AND
2010 AND THE PERIOD FROM SEPTEMBER 16, 2009 (INCEPTION) TO
SEPTEMBER 30, 2011                                                          F-12

STATEMENT OF STOCKHOLDERS' EQUITY FROM SEPTEMBER 16, 2009 (INCEPTION)
TO SEPTEMBER 30, 2011                                                       F-13

STATEMENT OF CASH FLOWS FOR THE YEAR ENDED SEPTEMBER 30, 2011 AND 2010
AND THE PERIOD FROM SEPTEMBER 16, 2009 (INCEPTION) TO SEPTEMBER 30, 2011    F-14

NOTES TO THE FINANCIAL STATEMENTS                                           F-15

                     [LETTERHEAD OF PARITZ & COMPANY, P.A.]


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Almah, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheets of Almah, Inc. (A Development Stage Company) as of September 30, 2011 and 2010, and the related statements of operations, changes in shareholders' equity and cash flows for the years ended September 31, 2011 and 2010 and for the period from inception (September 16, 2009) to September 30, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has not generated any revenue to date, has incurred net losses and, has an accumulated deficit. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Almah, Inc. (A Development Stage Company) as of September 30, 2011 and 2010 and the results of its operations and its cash flows for the years then ended and for the period from inception (September 16, 2009) to September 30, 2011 in conformity with accounting principles generally accepted in the United States of America.


/s/ Paritz and Co. P.A.
-------------------------------
Paritz and Co. P.A.
Hackensack, N.J.
December 29, 2011

                                   ALMAH, INC.
                          (A Development Stage Company)
                                  Balance Sheet

                                                                        September 30,      September 30,
                                                                            2011               2010
                                                                          --------           --------
ASSETS

CURRENT ASSETS
  Cash and Cash Equivalents                                               $ 17,925           $     --
  Prepaid Expense                                                               99
                                                                          --------           --------

      TOTAL CURRENT ASSETS                                                $ 18,024           $     --
                                                                          ========           ========

LIABILITIES AND STOCKHOLDERS DEFICIENCY
  Current Liabilities
  Note payable - Related party                                            $     61           $     --
  Accrued expenses                                                           3,000                 --
                                                                          --------           --------
      TOTAL CURRENT LIABILITIES                                              3,061
                                                                          --------           --------

SHAREHOLDERS' EQUITY
  Common Stock - $0.001 par value; 75,000,000 shares authorized;             4,000                 --
   4,000,000 shares issued and outstanding
  Additional paid-in-capital                                                16,000                 --
  Deficit accumulated during development stage                              (5,037)                --
                                                                          --------           --------
      TOTAL STOCKHOLDERS' EQUITY                                            14,963                 --
                                                                          --------           --------

      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $ 18,024           $     --
                                                                          ========           ========


                 See accompanying notes to financial statements

                                   ALMAH, INC.
                          (A Development Stage Company)
                             Statement of Operations

                                                                                                    Cumulative From
                                                                                                   September 16, 2009
                                                              Year Ended           Year Ended        (Inception) to
                                                             September 30,        September 30,       September 30,
                                                                 2011                 2010                2011
                                                              ----------           ----------          ----------
REVENUES                                                      $       --           $       --          $       --

COST OF SALES                                                         --                   --                  --
                                                              ----------           ----------          ----------
Gross Margin                                                          --                   --                  --
                                                              ----------           ----------          ----------
OPERATING EXPENSES
  General & administrative expenses                                5,037                   --               5,037
                                                              ----------           ----------          ----------
TOTAL OPERATING EXPENSES                                           5,037                5,037

OTHER INCOME                                                          --                   --                  --
(LOSS) BEFORE INCOME TAX EXPENSE                                  (5,037)                  --              (5,037)
                                                              ----------           ----------          ----------
Income tax expense                                                    --                   --                  --
                                                              ----------           ----------          ----------

Net (loss)                                                    $   (5,037)          $       --          $   (5,037)
                                                              ==========           ==========          ==========

Basic and diluted net loss per share                          $    (0.00)          $       --

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING           1,073,973                   --


                 See accompanying notes to financial statements

                                  ALMAH, INC.
                          (A Development Stage Company)
                       Statements of Stockholder's Equity

                                                                                           Deficit
                                                                                         Accumulated
                                                   Common Stock           Additional       During          Total
                                              ---------------------        Paid-in       Develoment     Stockholders'
                                              Shares         Amount        Capital          Stage          Equity
                                              ------         ------        -------          -----          ------
STOCKHOLDER'S DEFICIENCY BALANCE
 AT SEPTEMBER 16, 2009                              --      $       --    $       --      $       --     $       --
                                            ----------      ----------    ----------      ----------     ----------
BALANCE AT SEPTEMBER 30, 2009                       --              --            --              --             --
                                            ----------      ----------    ----------      ----------     ----------
BALANCE AT SEPTEMBER 30, 2010                       --              --            --              --             --
                                            ----------      ----------    ----------      ----------     ----------
Issuance of Common Stock on July 11,2011     4,000,000           4,000        16,000              --         20,000

Net Loss                                            --              --            --          (5,037)        (5,037)
                                            ----------      ----------    ----------      ----------     ----------

BALANCE AT SEPTEMBER 30, 2011                4,000,000      $    4,000    $   16,000      $   (5,037)    $   14,963
                                            ==========      ==========    ==========      ==========     ==========


                 See accompanying notes to financial statements

                                   ALMAH, INC.
                          (A Development Stage Company)
                            Statements of Cash Flows

                                                                                                Cumulative From
                                                                                               September 16, 2009
                                                             Year Ended         Year Ended       (Inception) to
                                                            September 30,      September 30,      September 30,
                                                                2011               2010               2011
                                                              --------           --------           --------
CASH FLOWS FROM OPERATIING ACTIVITIES:
  Net (Loss)                                                    (5,037)                --             (5,037)
  Adjustments to reconcile net loss to net cash used
   in operating activities
  Changes in operating assets and liabilities                       --                 --                 --
    Prepaid Expenses                                               (99)                --                (99)
    Accrued expenses                                             3,000                 --              3,000
                                                              --------           --------           --------
           NET CASH USED IN OPERATING ACTIVITIES                (2,136)                --             (2,136)
                                                              --------           --------           --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Note payable - related party                                      61                 --                 61
  Proceeds from sale of common stock                            20,000                 --             20,000
                                                              --------           --------           --------
           NET CASH PROVIDED BY FINANCING ACTIVITIES            20,061                 --             20,061
                                                              --------           --------           --------
NET INCREASE IN CASH AND CASH EQUIVALENTS                       17,925                 --             17,925
                                                              --------           --------           --------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                    --                 --                 --
                                                              --------           --------           --------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                      17,925                 --             17,925
                                                              ========           ========           ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid during the year for:
  Interest                                                    $     --           $     --           $     --
                                                              --------           --------           --------
  Income Taxes                                                $     --           $     --           $     --
                                                              --------           --------           --------


           See accompanying notes to financial statements

1. OVERVIEW AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS

Almah, Inc. ("the Company") was incorporated under the laws of the State of Nevada on September 16, 2009. The Company is in the development stage and it intends distribute automobile spare parts online.

The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception, September 16, 2009 through September 30,2011 the Company has accumulated losses of $5,037.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

ASC 825, "Disclosures about Fair Value of Financial Instruments", requires disclosure of fair value information about financial instruments. ASC 820, "Fair Value Measurements" defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of September 30, 2011.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include accounts payable, advances payable, accrued liabilities and notes payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value, or they are receivable or payable on demand.

FOREIGN CURRENCY TRANSLATION

The financial statements are presented in United States dollars. In accordance with current accounting standards, foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Equity accounts are translated at historical amounts. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations.

BASIC AND DILUTED LOSS PER SHARE

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 "Earnings per Share", (formerly SFAS 128) which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

INCOME TAXES

Deferred income taxes are determined using the liability method under which deferred tax assets and liabilities are based upon temporary differences between the carrying amounts of assets and liabilities for financial and tax reporting purposes and the effect of net operating loss carry-forwards. Deferred tax assets are evaluated to determine if it is more likely than not that they will be realized. Valuation allowances have been established to reduce the carrying value of deferred tax assets in recognition of significant uncertainties regarding their ultimate realization.

RECENT ACCOUNTING PRONOUNCEMENTS

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

3. CAPITAL STOCK

The total number of common shares authorized that may be issued by the Company is 75,000,000 shares with a par value of $0.001 per share.

During the period ended September 30, 2011, the Company issued 4,000,000 shares of common stock to the Company's sole director and officer for total cash proceeds of $20,000.

At September 30, 2011, there were no outstanding stock options or warrants.

4. NOTE PAYABLE - RELATED PARTY

On January 6, 2011, a Director and President, Joey Power loaned the Company $61.The loan is non-interest bearing, unsecured and due upon demand.

5. INCOME TAXES

As of September 30, 2011 the Company had net operating loss carry forwards of approximately $ 5,037 that may be available to reduce future years' taxable income through 2027. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The components of the deferred tax asset, the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are indicated below:

                                               From September 16, 2009
                                                   (Inception) to
                                                 September 30, 2011
                                                 ------------------
     Net Operating Loss                                 5,037
     Statutory Tax Rate                                    34%
     Deferred Tax Asset                                 1,713
     Valuation Allowance                               (1,713)
                                                      -------

     Net Deferred Tax Asset                           $    --
                                                      =======

6. GOING CONCERN

The Company's financial statements are prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of obligations in the normal course of business. However, the Company has not generated any revenue to date, has losses and an accumulated deficit. The Company does not currently have any revenue generating operations. These conditions raise substantial doubt about the ability of the Company to continue as a going concern.

In view of these matters, continuation as a going concern is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to, meets its financial requirements, raise additional capital, and the success of its future operations. The financial statements do not include any adjustments to the amount and classification of assets and liabilities that may be necessary should the Company not continue as a going concern.

Management plans to fund operations of the Company through the proceeds of this offering or private placements of restricted securities or the issuance of stock in lieu of cash for payment of services until such a time as profitable operations are achieved. There are no written agreements in place for such funding or issuance of securities and there can be no assurance that such will be available in the future. Management believes that this plan provides an opportunity for the Company to continue as a going concern.

7. RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. Mr. Joey Power, sole officer and director of the Company, will provide the Company with use of office space and services free of charge. The Company's sole officer and director is involved in other business activities and may in the future, become involved in other business opportunities as they become available.

Mr. Power, sole officer and director of the Company, will not be paid for any underwriting services that he performs on behalf of the Company with respect to the Company's offering. He will also not receive any interest on any funds that he advances to the Company for offering expenses prior to the offering being closed which will be repaid from the proceeds of the offering.

8. SUBSEQUENT EVENTS

The Company has evaluated events subsequent to September 30, 2011 to assess the need for potential recognition or disclosure in this report. Such events were evaluated through the date these financial statements were available to be issued. Based upon this evaluation, it was determined that no subsequent events occurred that require recognition or disclosure in the financial statements.

DEALER PROSPECTUS DELIVERY OBLIGATION

"UNTIL ______________ (90 DAYS AFTER THE EFFECTIVE DATE OF THIS PROSPECTUS), ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Expenses incurred or expected relating to this Prospectus and distribution are as follows:

     SEC Fee                                                     $     4.59
     Legal and Professional Fees                                 $ 4,000.00
     Accounting and auditing                                     $ 6,000.00
     EDGAR Fees                                                  $ 1,500.00
     Transfer Agent fees                                         $ 1,000.00
     Initial Website work                                        $ 2,000.00
     Misc and Bank Charges                                       $   495.41
                                                                 ----------
     TOTAL                                                       $   15,000
                                                                 ==========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to the Articles of Incorporation of the Company, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for directors, officers or controlling persons, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On July 11, 2011 the Company issued a total of 4,000,000 shares of common stock to Mr. Power for cash at $0.005 per share for a total of $20,000.

These securities were issued in reliance upon an exemption provided by Regulation S promulgated under the Securities Act of 1933. The certificate for these securities were issued to a non-US resident and bear a restrictive legend.

ITEM 16. EXHIBITS

The following exhibits are included with this registration statement:


Exhibit
Number                             Description
-------                            -----------

  3.1          Articles of Incorporation*
  3.2          Bylaws*
  5            Opinion of Synergy Law Group, LLC*
  10.1         Form of Subscription Agreement*
  10.2         Amended  Supply  Agreement  dated  February  16, 2012 between the
               Company and Valeo Service Export*
  10.3         Distribution  and  Marketing  Agreement  dated  January  25, 2012 between the Company and Reborda, UAB*
  23.1         Consent of Paritz & Company, P.A. for use of its report
  23.3         Consent of Synergy Law Group, LLC (See Exhibit 5)*


----------
* Previously Filed

ITEM 17. UNDERTAKINGS.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i)  To  include  any  propectus   required  by  section  10(a)(3)  of  the
          Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(C) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. PROVIDED, HOWEVER, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(D) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

     iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dublin, Ireland on February 24, 2012.


                                    Almah, Inc., Registrant


                                    By: /s/ Joey Power
                                        ----------------------------------------
                                        Joey Power, President, Secretary,
                                        Treasurer, Chief Executive Officer,
                                        Chief Financial Officer and Principal
                                        Accounting Officer and Sole Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Joey Power                Chief Executive Officer          February 24, 2012
--------------------------    ----------------------------     -----------------
Joey Power                             Title                          Date


/s/ Joey Power                Chief Financial Officer          February 24, 2012
--------------------------    ----------------------------     -----------------
Joey Power                             Title                          Date


/s/ Joey Power                Principal Accounting Officer     February 24, 2012
--------------------------    ----------------------------     -----------------
Joey Power                             Title                          Date


/s/ Joey Power                Sole Director                    February 24, 2012
--------------------------    ----------------------------     -----------------
Joey Power                             Title                          Date